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                                                         EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated March 26, 1998, relating to the financial statements of Mannatech, Incorporated, which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data."

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


Dallas, Texas
November 19, 1998